UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

April 25, 2012

Date of Report
(Date of earliest event reported)

SOCKET MOBILE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13810	94-3155066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39700 Eureka Drive

Newark, CA 94560

(Address of principal executive offices, including zip code)

(510) 933-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 25, 2012, Socket Mobile, Inc. (the “Company”) held its Annual Meeting of Stockholders at 9:00 a.m. at the Company’s headquarters at 39700 Eureka Drive, Newark, California 94560 for the following purposes:

Item 1 To elect seven directors to serve until their respective successors are elected.

Item 2 To ratify the appointment of Moss Adams LLP as independent public accountants of the Company for the fiscal year ending December 31, 2012.

Only stockholders of record at the close of business on February 27, 2012 were entitled to notice of and to vote at the meeting. At the Record Date, 4,835,695 shares of Common Stock were issued and outstanding and each share of Common Stock was entitled to one vote. The Company had no other class of voting securities outstanding and entitled to vote at the meeting. A total of 3,375,989 shares or 69.81% of total shares outstanding were voted representing a quorum of stockholders entitled to vote at the meeting for the transaction of business.

RESULTS OF THE STOCKHOLDER VOTE:

Item 1 Election of Directors

Name	Votes For	Votes Withheld	Outcome
1. Charlie Bass	1,724,981	244,517	Elected
2. Kevin J. Mills	1,531,903	437,605	Elected
3. Charles C. Emery Jr.	1,758,835	210,663	Elected
4. Micheal L. Gifford	1,920,353	49,145	Elected
5. Leon Malmed	1,895,935	73,563	Elected
6. Thomas O. Miller	1,895,248	74,250	Elected
7. Peter Sealey	1,895,245	74,253	Elected

Item 2. Ratification of Independent Public Accountants

Votes For	Votes Against	Votes Abstained	Broker non-votes	Outcome
2,787,148	198,936	389,905	None	Approved

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

By:	/s/ David W. Dunlap
Name: David W. Dunlap Vice President, Finance and Administration and Chief Financial Officer

Date: April 25, 2012